For Immediate Release
January 23, 2009
Contact: Mark Garwood
President / CEO
Tamalpais Bancorp
415-526-6400

Tamalpais Bancorp Reports Fourth Quarter and Full Year Results

Full Year Net Income up 14.7%, EPS up 17.8%

Annual Asset Growth of 26.4%

San Rafael, CA, January 23, 2009 — Tamalpais Bancorp (the “Company”) (NASDAQ:TAMB), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors, today reported net income for the fourth quarter of 2008 of $850,000 and quarterly diluted earnings per share (EPS) of $0.22. In the prior year’s fourth quarter the Company reported net income of $1,139,000 and EPS of $0.30. On a sequential quarter basis, net income for the fourth quarter of 2008 compares to net income of $1,486,000 and EPS of $0.39 for the third quarter of 2008.

The fourth quarter 2008 results were impacted by a larger loan loss provision than the same period last year, partially offset by a continued increase in net interest income. The allowance for loan losses as a percent of total assets was increased to 1.37% as of December 31, 2008 from 1.05% as of December 31, 2007.

Net income for the full year of 2008 was $4,829,000 and EPS was $1.26, compared to net income of $4,209,000 and EPS of $1.07 in the prior year, resulting in a 14.7% increase in net income and a 17.8% increase in EPS. Results per share have been restated for the 7% stock dividend paid February 14, 2007 and reflects the repurchase of 4.9% of the outstanding shares in the third and fourth quarter of 2007.

The return on average shareholders’ equity was 9.18% in the fourth quarter and 13.74% for the full year of 2008, compared to 13.89% in the fourth quarter of 2007 and 12.89% for the full year of 2007. Book value per share increased by 14.2% in 2008 to $9.84.

Tamalpais Bancorp
Press Release
January 23, 2009

The Company continued to increase its allowance for loan losses and maintained ample liquidity while still growing its loan portfolio. During the fourth quarter the Company increased its allowance for loan losses as a percent of total loans from 1.13% to 1.37% and its cash, equivalents, and investments as a percent of total assets from 11.4% to 11.9%. Tamalpais Bank increased its Total Risk Based Capital Ratio from 10.45% to 10.46%.

“We are continuing to grow our core business in an increasingly difficult economic environment,” said Mark Garwood, President/CEO. “Loans and deposits both grew at annualized rates of over 10% in the quarter. We were particularly successful in growing noninterest deposits, which increased 10.4% in the fourth quarter and 43.0% for the full year.”

“In response to the deterioration of economic conditions over the past several months we have increased our allowance for loan losses. Although our increased provision for loan losses reduced earnings, our increasing revenue allowed us to take a large provision while still remaining profitable. We produced a return on average shareholders’ equity of 9.18% in the fourth quarter despite recording a larger loan loss provision, and our full year return on average shareholder’s equity was 13.74%.”

The total assets of the Company increased to $703.7 million as of December 31, 2008, up $24.0 million (3.5%) from $679.7 million as of September 30, 2008 and up $146.8 million (26.4%) from $556.8 million as of December 31, 2007. For the three and twelve months ended December 31, 2008:

•	net loans increased by $15.8 million (2.8%) and $119.8 million (25.8%), respectively, to $584.4 million;

•	deposits increased by $17.9 million (4.0%) and $99.1 million (27.4%), respectively, to $460.3 million;

•	noninterest checking accounts increased by $3.1 million (10.4%) and $10.0 million (43.0%), respectively, to $33.3 million;

•	investments increased by $9.3 million (16.0%) and $12.0 million (21.8%), respectively, to $67.2 million;

Tamalpais Bancorp
Press Release
January 23, 2009

•	FHLB Borrowings increased by $5.0 million (2.8%) and $36.6 million (25.0%), respectively, to $183.1 million; and,

•	stockholders’ equity increased by $1.1 million (3.1%) and $4.7 million (14.3%), respectively, to $37.6 million.

For the quarter ended December 31, 2008, net interest income before provision for loan losses increased by $1,657,000 (36.5%) over the same period last year. The net interest margin widened to 3.71%, up from 3.47% in the fourth quarter of 2007. Net interest income increased as the Company lowered its cost of funds in response to ongoing cuts in the Federal Funds rates. This increase was partially offset by reductions in net interest income from nonaccrual loans and from the Federal Home Loan Bank of San Francisco’s announcement that it would not be paying a stock dividend in the fourth quarter.

For the full year of 2008, net interest income before provision for loan losses increased by $5,749,000 (32.7%) over last year. The full year of 2008 net interest margin widened to 3.79%, up from 3.50% last year. The Company’s margin benefited from increased noninterest checking accounts generated though its Marin County based business banking team and from the pricing structure of loans with floors, initial fixed rates, and prepayment penalties.

Non-performing assets as a percentage of total assets were 2.44%, 0.63%, and 0.08% at December 31, 2008, September 30, 2008, and December 31, 2007, respectively. Net loan losses were a recovery of $23,000 in the fourth quarter and a net loss of $13,000 for the full year of 2008. For the quarter, the provision for loan losses was $1,594,000, up $1,390,000 (682.6%) from $204,000 in the same period last year. For the full year the provision for loan losses was $3.19 million up $2,947,000 (1208.0%) from $244,000 in the prior year.

The Company had 18 nonperforming loans at December 31, 2008 totaling $16.8 million and one foreclosed property owned with a balance of $417,000. Included in the nonperforming loans are a $3.3 million commercial term loan secured by real estate, a $5.4 commercial term loan secured by real estate, and a $2.1 million land/construction loan.

Tamalpais Bancorp
Press Release
January 23, 2009

“Although we have seen an increase in nonperforming loans in the quarter, the three largest loans represent 63% of total nonperforming assets. The increase in the loss provision takes into consideration the deterioration in credit quality of these assets, although we have not yet recorded a specific loss on any loan on nonaccrual status,” said Garwood. “We are working diligently with borrowers to proactively identify and address difficulties as they arise.”

Noninterest income decreased $170,000 (24.5%) from the fourth quarter of 2007 to $523,000. The Company did not sell any loans in the fourth quarter of 2008 and recognized a gain on sale of loans of $16,000 for sales in prior quarters, compared to a gain on sale of $99,000 in the fourth quarter of 2007. For the year-to-date noninterest income decreased $359,000 (14.1%) to $2,187,000 million, as the gain on sale of loans in 2008 of $166,000 was $418,000 (71.6%) lower than 2007.

Total noninterest expense in the fourth quarter of 2008 was $3,905,000, a $638,000 (19.5%) increase compared to $3,267,000 for the same period in 2007. Salaries and benefits increased $309,000 (17.5%) due primarily to planned increases in staff earlier in 2008. The Company continued to expand its staff and management in the fourth quarter to strengthen its commercial and small business banking operations. Noninterest expense for the year-to-date was $15,090,000, a $1,725,000 (12.9%) increase compared to $13,365,000 for the same period in 2007.

Income tax provision for the fourth quarter of 2008 amounted to $372,000, a decrease of $251,000 (40.3%) over the same period in 2007. The effective tax rate in the fourth quarter of 2008 was 30.4% compared to 35.3% in the fourth quarter of 2007. The accrual rate in the fourth quarter was reduced to reflect tax credits associated with affordable housing investments. Income tax provision for the full year was $2,386,000, an increase of $99,000 (4.3%) over the same period in 2007.

Tamalpais Bancorp
Press Release
January 23, 2009

About Tamalpais Bancorp

Tamalpais Bancorp, through its wholly owned subsidiaries Tamalpais Bank and Tamalpais Wealth Advisors, offers business and consumer banking through its seven Marin County full service branches, and wealth advisory services to high net worth families and institutional clients. The Company had $704 million in assets and $282 million in assets under management as of December 31, 2008. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Tamalpais Bancorp
Press Release
January 23, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2008	December 31, 2007	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$15,918,826	$4,457,959	$11,460,867	257.1%
Federal funds sold	838	566,541	(565,703)	-99.9%

Total Cash and Cash Equivalents	15,919,664	5,024,500	10,895,164	216.8%
Interest-bearing time deposits in other financial institutions	558,034	627,387	(69,353)	-11.1%

Investment securities
Available-for-sale	56,415,727	40,660,856	15,754,871	38.7%
Held-to-maturity, at cost	10,773,579	14,514,528	(3,740,949)	-25.8%
Federal Home Loan Bank restricted stock, at cost	8,652,000	6,885,900	1,766,100	25.6%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	592,543,181	469,613,486	122,929,695	26.2%
Less: Allowance for loan losses	(8,093,499)	(4,914,553)	(3,178,946)	64.7%

	584,449,682	464,698,933	119,750,749	25.8%
Bank premises and equipment, net	3,935,230	4,653,871	(718,641)	-15.4%
Accrued interest receivable	3,861,854	3,221,249	640,605	19.9%
Cash surrender value of bank-owned life insurance	10,828,936	10,387,374	441,562	4.3%
Other assets	8,210,269	6,090,187	2,120,082	34.8%

Total Assets	$703,654,975	$556,814,785	$146,840,190	26.4%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	33,259,929	23,254,723	$10,005,206	43.0%
Interest-bearing checking deposits	9,735,689	6,874,465	2,861,224	41.6%
Money market and saving deposits	156,479,340	138,275,392	18,203,948	13.2%
Certificates of deposit greater than or equal to $100,000	132,643,456	110,587,625	22,055,831	19.9%
Certificates of deposit less than $100,000	128,182,646	82,182,492	46,000,154	56.0%

Total Deposits	460,301,060	361,174,697	99,126,363	27.4%
Federal Home Loan Bank Advances	183,085,000	146,507,500	36,577,500	25.0%
Long term debt	6,000,000	—	6,000,000	100.0%
Junior Subordinated Debentures	13,403,000	13,403,000	—	0.0%
Accrued interest payable and other liabilities	3,227,823	2,797,051	430,772	15.4%

Total Liabilities	666,016,883	523,882,248	142,134,635	27.1%

Commitment and Contingencies	—	—	—	0.0%

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,823,634 and 3,818,284 shares issued and outstanding at December 31, 2008 and 2007, respectively	12,027,473	11,977,473	50,000	0.4%
Paid-In-Capital	949,488	663,213	286,275	43.2%
Retained earnings	24,082,473	20,084,667	3,997,806	19.9%
Accumulated other comprehensive income/loss	578,658	207,184	371,474	179.3%

Total Stockholders’ Equity	37,638,092	32,932,537	4,705,555	14.3%

Total Liabilities and Stockholders’ Equity	$703,654,975	$556,814,785	$146,840,190	26.4%

Tamalpais Bancorp
Press Release
January 23, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended December 31, 2008 and 2007

	Three Months Ended December 31,		Change

	2008	2007	$	%

	(Unaudited)
Interest Income
Interest and fees on loans	$10,287,346	$9,145,725	$1,141,621	12.5%
Interest on investment securities	728,165	665,062	63,103	9.5%
Interest on Federal funds sold	16,238	23,630	(7,392)	-31.3%
Interest on other investments	(32,266)	91,218	(123,484)	-135.4%
Interest on deposits in other financial institutions	7,034	7,898	(864)	-10.9%

Total Interest Income	11,006,517	9,933,533	1,072,984	10.8%

Interest Expense
Interest expense on deposits	2,685,048	3,667,934	(982,886)	-26.8%
Interest expense on borrowed funds	1,891,966	1,488,225	403,741	27.1%
Interest expense on long term debt	93,889	—	93,889	100.0%
Interest expense on Junior Subordinated Debentures	137,781	236,533	(98,752)	-41.7%
Total Interest Expense	4,808,684	5,392,692	(584,008)	-10.8%

Net Interest Income Before Provision for Loan Losses	6,197,833	4,540,841	1,656,992	36.5%
Provision for Loan Losses	1,594,000	203,671	1,390,329	682.6%

Net Interest Income After Provision for Loan Losses	4,603,833	4,337,170	266,663	6.1%

Noninterest Income
Gain on sale of loans, net	16,196	98,875	(82,679)	-83.6%
Loan servicing	50,233	52,189	(1,956)	-3.7%
Registered Investment Advisory Services fee income	135,420	161,871	(26,451)	-16.3%
Other income	320,730	379,203	(58,473)	-15.4%

Total Noninterest Income	522,579	692,138	(169,559)	-24.5%

Noninterest Expenses
Salaries and benefits	2,077,211	1,768,097	309,114	17.5%
Occupancy	361,063	367,269	(6,206)	-1.7%
Advertising	74,029	62,962	11,067	17.6%
Professional	287,578	385,403	(97,825)	-25.4%
Data processing	186,208	118,912	67,296	56.6%
Equipment and depreciation	188,197	230,583	(42,386)	-18.4%
Other administrative	730,474	333,759	396,715	118.9%

Total Noninterest Expense	3,904,760	3,266,985	637,775	19.5%

Income Before Income Taxes	1,221,652	1,762,323	(540,671)	-30.7%
Provision for Income Taxes	371,924	622,878	(250,954)	-40.3%

Net Income	$849,728	$1,139,445	$(289,717)	-25.4%

Earnings Per Share
Basic	$0.22	$0.30	$(0.08)	-26.7%

Diluted	$0.22	$0.30	$(0.08)	-26.7%

Tamalpais Bancorp
Press Release
January 23, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended December 31, 2008 and 2007

	Twelve Months Ended December 31,		Change

	2008	2007	$	%

	(Unaudited)
Interest Income
Interest and fees on loans	$40,052,345	$36,096,493	$3,955,852	11.0%
Interest on investment securities	2,680,668	2,450,353	230,315	9.4%
Interest on Federal funds sold	110,668	161,022	(50,354)	-31.3%
Interest on other investments	298,165	293,064	5,101	1.7%
Interest on deposits in other financial institutions	30,647	40,081	(9,434)	-23.5%

Total Interest Income	43,172,493	39,041,013	4,131,480	10.6%

Interest Expense
Interest expense on deposits	11,987,917	15,797,174	(3,809,257)	-24.1%
Interest expense on borrowed funds	7,027,569	4,561,481	2,466,088	54.1%
Interest expense on long term debt	212,803	—	212,803	100.0%
Interest expense on Junior Subordinated Debentures	635,787	1,123,231	(487,444)	-43.4%

Total Interest Expense	19,864,076	21,481,886	(1,617,810)	-7.5%

Net Interest Income Before Provision for Loan Losses	23,308,417	17,559,127	5,749,290	32.7%
Provision for Loan Losses	3,190,957	243,956	2,947,001	1208.0%

Net Interest Income After Provision for Loan Losses	20,117,460	17,315,171	2,802,289	16.2%

Noninterest Income
Gain on sale of loans, net	182,489	584,748	(402,259)	-68.8%
Loss on sale of securities, net	(5,780)	—	(5,780)	100.0%
Loan servicing	182,093	179,422	2,671	1.5%
Registered Investment Advisory Services fee income	599,537	601,429	(1,892)	-0.3%
Other income	1,228,544	1,180,409	48,135	4.1%

Total Noninterest Income	2,186,883	2,546,008	(359,125)	-14.1%

Noninterest Expenses
Salaries and benefits	8,489,707	7,335,918	1,153,789	15.7%
Occupancy	1,481,267	1,468,659	12,608	0.9%
Advertising	307,868	369,291	(61,423)	-16.6%
Professional	674,067	738,090	(64,023)	-8.7%
Data processing	610,092	469,495	140,597	29.9%
Equipment and depreciation	838,561	900,072	(61,511)	-6.8%
Other administrative	2,688,146	2,083,693	604,453	29.0%

Total Noninterest Expense	15,089,708	13,365,218	1,724,490	12.9%

Income Before Income Taxes	7,214,635	6,495,961	718,674	11.1%
Provision for Income Taxes	2,385,901	2,286,847	99,054	4.3%

Net Income	$4,828,734	$4,209,114	$619,620	14.7%

Earnings Per Share
Basic	$1.26	$1.07	$0.19	17.8%

Diluted	$1.26	$1.07	$0.19	17.8%

Tamalpais Bancorp
Press Release
January 23, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended December 31,		At or For the Twelve Months Ended December 31,

	2008	2007	2008	2007

Profitability Ratios:
Return on average assets	0.49%	0.84%	0.76%	0.81%
Return on average equity	9.18%	13.89%	13.74%	12.89%
Net Interest Margin	3.71%	3.47%	3.79%	3.50%
Efficiency ratio	58.1%	62.4%	59.2%	66.5%

Other Information:
Average total assets	$686,982	$541,643	$636,713	$520,436
Average interest earning assets	$664,824	$519,221	$614,458	$501,250
Average equity	$37,023	$32,823	$35,135	$32,660
Average Basic Shares Outstanding	3,823,634	3,853,976	3,820,535	3,950,540
Average Diluted Shares Outstanding	3,825,842	3,803,190	3,830,149	3,951,791
Basic earnings per share	$0.22	$0.30	$1.26	$1.07
Diluted earnings per share	$0.22	$0.30	$1.26	$1.07

	At December 31, 2008	At December 31, 2007

Share Information:
Book value per share	$9.84	$8.62
Shares outstanding	3,823,634	3,818,284

Asset Quality Information:
Non-performing loans	$16,758	$466
Other real estate owned	$417	$—
Allowance for loan losses	$8,093	$4,915
Non-performing loans / total loans	2.83%	0.10%
Non-performing assets / total assets	2.44%	0.08%
Allowance for loan losses / loans outstanding	1.37%	1.05%
Allowance for loan losses / non-accrual loans	48.30%	1054.63%

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.07%	8.33%
Tier 1 risk based capital ratio	9.20%	9.15%
Total risk based capital ratio	10.46%	10.15%

Tamalpais Bancorp
Press Release
January 23, 2009

Net Loans Outstanding:

	At December 31, 2008		At December 31, 2007

	AMOUNT	%	AMOUNT	%

	(Dollars in thousands)
One-to-four family residential	$33,695	5.7%	$22,098	4.7%
Multifamily residential	171,136	28.9	123,077	26.2
Commercial real estate	322,861	54.5	246,257	52.4
Land	10,905	1.8	9,369	2.0
Construction real estate	31,077	5.2	28,988	6.2
Consumer loans	2,111	0.4	2,045	0.4
Commercial, non real estate	18,913	3.2	36,250	7.7

Total gross loans	590,698	99.7	468,084	99.7
Net deferred loan costs	1,845	0.3	1,529	0.3

Total loans receivable, net of deferred loan costs	$592,543	100.0%	$469,613	100.0%

Tamalpais Bancorp
Press Release
January 23, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

	12/31/08			12/31/07

(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$5,226	$51	5.47%	$5,239	$52	5.56%
Investment securities - taxable (2)	57,539	677	4.68%	50,231	613	4.84%
Other investments	8,497	(32)	-1.50%	6,106	91	5.91%
Interest bearing deposits in other financial institutions	628	7	4.43%	682	8	4.65%
Federal funds sold	9,241	16	0.69%	1,789	24	5.32%
Loans (3)	583,693	10,288	7.01%	455,174	9,146	7.97%

Total Interest Earning Assets	664,824	11,007	6.59%	519,221	9,934	7.59%
Allowance for loan losses	(6,720)			(4,736)
Cash and due from banks	4,348			4,542
Net premises, furniture and equipment	4,057			4,788
Other assets	20,472			17,828

Total Assets	$686,981			$541,643

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,943	12	0.60%	$7,062	11	0.62%
Savings deposits (4)	152,242	725	1.89%	143,406	1,194	3.30%
Time deposits	255,167	1,948	3.04%	189,151	2,463	5.17%
Other borrowings	180,020	1,892	4.18%	129,512	1,488	4.56%
Long Term Debt	6,000	94	6.23%	—	—	N/A
Junior Subordinated Debentures	13,403	138	4.10%	13,403	237	7.02%

Total Interest Bearing Liabilities	614,775	4,809	3.11%	482,534	5,393	4.43%
Noninterest deposits	31,490			21,631
Other liabilities	3,694			4,655

Total Liabilities	649,959			508,820
Shareholders’ Equity	37,023			32,823

Total Liabilities and Shareholders’ Equity	$686,982			$541,643

Net interest income		$6,198			$4,541

Net interest spread (5)			3.47%			3.16%
Net interest margin (6)			3.71%			3.47%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4) Savings deposits include Money Market accounts.

(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6) Net interest margin is the net yield on average interest earning assets.

Tamalpais Bancorp
Press Release
January 23, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Twelve Months Ended

	12/31/08			12/31/07

(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$6,307	$248	5.54%	$3,116	$123	5.57%
Investment securities - taxable (2)	51,606	2,433	4.71%	49,496	2,327	4.70%
Other investments	8,031	298	3.71%	5,348	293	5.48%
Interest bearing deposits in other financial institutions	669	31	4.63%	899	40	4.45%
Federal funds sold	6,301	111	1.76%	3,129	161	5.15%
Loans (3)	541,544	40,051	7.40%	439,262	36,097	8.22%

Total Interest Earning Assets	614,458	43,172	7.03%	501,250	39,041	7.79%
Allowance for loan losses	(5,790)			(4,663)
Cash and due from banks	4,430			4,425
Net premises, furniture and equipment	4,319			4,998
Other assets	19,296			14,426

Total Assets	$636,713			$520,436

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,193	44	0.61%	$7,513	46	0.61%
Savings deposits (4)	151,014	3,576	2.37%	153,199	6,336	4.14%
Time deposits	228,140	8,367	3.67%	183,671	9,415	5.13%
Other borrowings	167,854	7,028	4.19%	103,088	4,562	4.43%
Long Term Debt	4,011	213	5.31%	—	—	N/A
Junior Subordinated Debentures	13,403	636	4.75%	15,135	1,123	7.42%

Total Interest Bearing Liabilities	571,615	19,864	3.48%	462,606	21,482	4.64%
Noninterest deposits	26,562			20,764
Other liabilities	3,401			4,408

Total Liabilities	601,578			487,778
Shareholders’ Equity	35,135			32,660

Total Liabilities and Shareholders’ Equity	$636,713			$520,438

Net interest income		$23,308			$17,559

Net interest spread (5)			3.55%			3.15%
Net interest margin (6)			3.79%			3.50%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4) Savings deposits include Money Market accounts.

(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6) Net interest margin is the net yield on average interest earning assets.